SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WATKINS JOHNSON CO.

          GAMCO INVESTORS, INC.
                                11/23/99            8,000            38.8906
                                11/22/99            2,000            38.9375
                                11/09/99            6,000            37.0000
                                11/05/99            4,000            37.0000
          GABELLI FUNDS, LLC.
               GABELLI MATHERS FUND
                                11/22/99           10,000            39.0600
                                11/19/99           20,000            39.1438
                                11/18/99           20,000            39.1750

























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.